Exhibit 10.39

EXECUTION COPY

SUBSCRIPTION AND PURCHASE AGREEMENT

THIS SUBSCRIPTION AND PURCHASE AGREEMENT (the “Agreement”) is entered into as of this 19th day of March, 2010 (the “Effective Date”) by and between Geospatial Holdings, Inc., a Nevada corporation (the “Company”), and the investor named on the signature page to this Agreement (the “Investor”).

AGREEMENT

WHEREAS, the Company proposes to issue up to ten million (10,000,000) shares of Common Stock (as defined below) at the price of $1.00 per share for the aggregate consideration of up to ten million dollars ($10,000,000) (the “Offering”); and

WHEREAS, the Investor desires to purchase from the Company and the Company desires to issue and sell to the Investor the Shares (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Agreement” has the meaning set forth in the preamble.

“Board” means the board of directors of the Company.

“Closing” has the meaning set forth in Section 2.2(a).

“Closing Date” has the meaning set forth in Section 2.2(a).

“Common Stock” means the common stock, par value $.001 per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Company Agreement and Plan of Merger” means that Agreement and Plan of Merger dated March 25, 2008, by and among Kayenta Kreations, Inc. (the predecessor to the Company), Kayenta Subsidiary Corp., Geospatial Mapping Systems, Inc. and Thomas G. Kimble, an individual.

“Contractual Obligation” means as to any Person, any material provision of any security issued by such Person or any material provision of any agreement, lease of real or personal property, undertaking, contract, indenture, mortgage, deed of trust or other instrument including, without limitation, the organizational or governing documents of such Person, to which such Person is a party or by which it or any of its property is bound.

“Convertible Securities” shall mean stock or other securities convertible into or exchangeable for shares of Common Stock.

“December 2009 Subscription Agreement” means that Subscription and Purchase Agreement entered into on December 15, 2009 by and among the Company and certain investors pursuant to which the Company issued to such investors up to one and a half million dollars of Series A Convertible Preferred Stock and pursuant to which the Company granted to such investors certain registration rights set forth therein.

“Effective Date” has the meaning set forth in the preamble.

“Effective Date Deadline” has the meaning set forth in Section 7.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Statements” means (i) the audited financial statements of the Company (balance sheet, profit and loss statement, statement of stockholders’ equity and statement of cash flows including notes thereto) at December 31, 2008 for the fiscal year then ended, and (ii) the unaudited financial statements (balance sheet, profit and loss statement, and statement of cash flows) at December 31, 2009 for the six-month period then ended.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of any government of any nation, state, city, locality or other political subdivision.

“Holder” means (i) any person owning of record Registrable Shares that have not been sold to the public or (ii) any assignee of record of such Registrable Shares in accordance with Section 7.9 hereof.

“Investor” has the meaning set forth in the preamble.

“October 2009 Subscription Agreement” means that Subscription and Purchase Agreement entered into on October 1, 2009 by and among the Company and certain investors pursuant to which the Company issued to such investors up to one million dollars of Common Stock and pursuant to which the Company granted to such investors certain registration rights set forth therein.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Preferred Stock” has the meaning set forth in Section 3.6.

“Purchase Price” has the meaning set forth in Section 2.1.

“Qualified Public Offering” has the meaning set forth in Section 7.1.

“Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Shares” means the Shares owned or held by the Holders. Notwithstanding the foregoing, Registrable Shares shall not include any securities sold by a Person to the public either pursuant to a registration statement or Securities Act Rule 144 or sold in a private transaction in which the transferor’s rights under Section 7 of this Agreement are not assigned.

“Registration Expenses” means all expenses incurred by the Company in complying with Sections 7.1, 7.2 and 7.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration.

“Registration Penalty Allocation” has the meaning set forth in Section 7.1.

“Requirements of Law” means, as to any Person, the provisions of the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise, order, judgment, or determination of an arbitrator or a court or other Governmental Authority applicable to or binding upon such Person or any of its property (or to which such Person or any of its property is subject) or applicable to any or all of the transactions contemplated by, or referred to in, this Agreement.

“Restricted Period” has the meaning set forth in Section 7.9.

“SEC” or “Commission” means the Securities and Exchange Commission.

“SEC Reports” shall mean all reports required to be filed with the SEC under the Securities Act and the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale.

“Series A Convertible Preferred Stock” has the meaning set forth in Section 3.6.

“Shares” means the Common Stock being subscribed for, purchased and sold pursuant to this Agreement.

“Stock Option Plan” has the meaning set forth in Section 3.6.

“Violation” has the meaning set forth in Section 7.7.

ARTICLE II

PURCHASE AND SALE OF COMMON STOCK

2.1 Subscription. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase, and the Company agrees to issue and sell to the Investor at the Closing, the Shares set forth below the Investor’s name on the signature page hereto in exchange for payment by the Investor of the aggregate investment also set forth thereon (the “Purchase Price”).

2.2 Closing.

a. The purchase and sale of the Shares (the “Closing”) shall take place at the offices of Winston & Strawn LLP, 1700 K Street, NW, Washington, D.C. 20006, at 10:00 a.m. Eastern time on March 19, 2010 (the “Closing Date”), or at such other time and place as the Company and the Investor shall mutually agree.

b. At the Closing, the Investor shall deliver the Purchase Price to the Company by wire transfer of immediately available funds to the account of the Company designated on Exhibit A hereto, in total payment of the Purchase Price for the Shares subscribed hereunder, and the Company shall deliver to the Investor a certificate representing the Shares that the Investor is purchasing.

ARTICLE III

REPRESENTATIONS AND

WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investor as follows:

3.1 Organization; Good Standing; Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement, to issue and sell the Shares, and to carry out the provisions of this Agreement.

3.2 Authorization; Binding Effect. All corporate action on the part of the Company, its directors and stockholders, necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder at the Closing, and the authorization, issuance, sale, and delivery of the Shares being sold hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The sale of the Shares will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

3.3 Valid Issuance of Common Stock. The Shares, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. Based in part upon the representations of the Investor in this Agreement, the sale and issuance of the Shares will be in compliance with all Requirements of Law.

3.4 Non-contravention. Assuming the accuracy of the representations and warranties of Investor contained herein, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, do not and will not (i) violate any Requirements of Law applicable to the Company, or (ii) result in a material breach or default under any of the Contractual Obligations of the Company, or under any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, in each case applicable to the Company or its properties.

3.5 Governmental Authorization; Third Party Consent. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirements of Law, and no lapse of a waiting period under any Requirements of Law, is necessary or required in connection with the execution, delivery or performance by the Company (including, without limitation, the sale of the Shares) or enforcement against the Company of this Agreement or the transactions contemplated hereby, except (i) such filings as have been or will be made prior to the Closing, (ii) any notices of sale required to be filed with the Commission under Regulation D of the Securities Act, and (iii) such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

3.6 Capitalization. Immediately prior to the Closing Date, the capital stock of the Company shall consist of:

a. Preferred Stock. Five million (5,000,000) shares of preferred stock (the “Preferred Stock”), of which one million five hundred seventy five thousand (1,575,000) are designated Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”), one million, five hundred seventy-five thousand (1,575,000) of which are issued and outstanding, and three million four hundred twenty five thousand (3,425,000) of which are undesignated.

b. Common Stock. One hundred million (100,000,000) shares of Common Stock, of which thirty-one million, one hundred twenty-four thousand, three hundred sixty-nine (31,124,369) shares have been duly authorized, issued and delivered and are validly outstanding, fully paid and nonassessable. The Company has reserved (i) fifteen million (15,000,000) shares of Common Stock for issuance pursuant to its 2007 Stock Option Plan adopted December 1, 2007, as amended and restated April 25, 2008 (the “Stock Option Plan”); (ii) nine million, eight hundred sixty-six thousand, two hundred seventy-two (9,866,272) shares of Common Stock for issuance upon the exercise of outstanding common stock warrants; (iii)

forty thousand (40,000) shares of Common Stock for issuance to certain stockholders pursuant to the October 2009 Subscription Agreement; and (iv) two million, eight thousand, one hundred twenty-five (2,008,125) shares of Common Stock for issuance upon the conversion of the outstanding Series A Convertible Preferred Stock to Common Stock.

c. Of such reserved shares, (x) options to purchase twelve million, one hundred ninety-five thousand (12,195,000) shares of Common Stock have been granted and remain unexercised; (y) two million, eight hundred five thousand (2,805,000) shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Option Plan. The post-closing capitalization of the Company is set forth in Exhibit B, assuming the issuance and sale of the full Offering amount shown in the first recital clause. Except for securities issuable upon exercise or conversion of the securities described above, the Company has not issued, nor made any commitment to issue, shares, subscriptions, warrants, options, convertible securities or other such rights, nor does the Company have any obligation to distribute to holders of any of its equity securities any evidence of indebtedness or asset.

3.7 Registration Rights. Except as provided in Section 5.12 of the Company Agreement and Plan of Merger, the October 2009 Subscription Agreement, the December 2009 Subscription Agreement, and Article VII of this Agreement, the Company is currently not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued. The Company is not a party to any trust or agreement regarding the voting of shares (or the giving of written consents) of its capital stock. To the Company’s knowledge, there are no other trusts or agreements regarding the voting of shares of the Company’s capital stock.

3.8 Disclosure. The Company has provided the Investor with access to the Company’s SEC Reports and all information that the Company believes is reasonably necessary to enable the Investor to decide whether to purchase the Shares.

3.9 Exempt Offering. Subject to the truth and accuracy of the Investor’s representations set forth in this Agreement, and the truth and accuracy of the representations made by other investors in this Offering in their respective subscription agreements, the offer, sale and issuance of the Shares under the circumstances contemplated by this Agreement are exempt from the registration requirements of the Securities Act.

3.10 Changes. To the best of the Company’s knowledge, since the date of its most recent SEC Reports there has not been:

a. any change in the assets, liabilities, financial condition, business, property or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been and are not expected to be, individually or in the aggregate, materially adverse;

b. any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is presently proposed to be conducted);

c. any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

d. any material change to a material contract or arrangement by which the Company or any of its assets is bound or subject;

e. any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

f. any sale or assignment of any patents, trademarks, copyrights, trade secrets, or other intangible assets;

g. any resignation or termination of employment of any key officer of the Company, and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

h. any mortgage, pledge, transfer of a security interest in, or lien, created by the Company with respect to any of its material properties or assets, except as for taxes not yet due or payable or contested by the Company in good faith;

i. any loans or guarantees made by the Company to or for the benefit of any officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of business;

j. any declaration, setting aside, or payment of any dividend or other disposition of the Company’s assets in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any such stock by the Company;

k. to the best of the Company’s knowledge, any other event or condition of any character that might materially and adversely affect the business prospects, or financial condition of the Company (as such business is currently conducted and as it is presently proposed to be conducted); or

l. any agreement or commitment by the Company to do any of the things described in this Section 3.10.

3.11 SEC Reports; Financial Statements. The Company has filed with the Commission all SEC Reports required to be filed by it since the effective date of its registration statement, in each case, within the time periods specified in the Commission’s rules and regulations. Except as otherwise disclosed to the Investor, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Company’s financial statements included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and any consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.12 Brokers; Transaction Costs. Except with respect to its agreement with Convertible Capital, the Company has not entered into, and will not enter into, any contract, agreement, arrangement or understanding with any Person which will result in an obligation of the Investor to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby. The Investor will not be liable for any costs or expenses incurred by or on behalf of the Company in connection with this Agreement or the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor hereby represents and warrants as of the date hereof as follows:

4.1 Authorization/Binding Effect. The Investor has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of the Investor, enforceable against Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

4.2 Non-contravention. The execution, delivery and performance of this Agreement by the Investor, and the consummation of the transactions contemplated hereby, do not and will not (a) violate any Requirements of Law applicable to Investor, or (b) result in a material breach or default under any of the Contractual Obligations of Investor, or under any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, in each case applicable to Investor or Investor’s properties.

4.3 Governmental Authorization; Third Party Consent. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirements of Law, and no lapse of a waiting period under any Requirements of Law, is necessary or required in connection with the execution, delivery or performance by Investor (including, without limitation, the acquisition of the Shares) or enforcement against Investor of this Agreement or the transactions contemplated hereby.

4.4 Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Investor or any action taken by Investor. The Company shall not be liable for any costs or expenses incurred by or on behalf of Investor in connection with this Agreement or the transactions contemplated hereby.

4.5 Securities Law Representations.

a. This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement the Investor hereby confirms, that the Shares to be purchased by the Investor will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares.

b. Investor’s financial condition is such that Investor can afford to bear the economic risk of holding the shares for an indefinite period of time and has adequate means for providing for Investor’s current needs and contingencies and to suffer a complete loss of Investor’s investment in the Shares.

c. Investor understands and acknowledges that (i) the Shares are being offered and sold under one or more of the exemptions from registration provided for in Section 4(2), 4(6) or 3(b) of the Securities Act, including Regulation D promulgated thereunder, and any applicable state securities laws, (ii) Investor is purchasing the Shares without being offered or furnished any offering literature or prospectus other than as described in Section 4.6, and (iii) this transaction has not been reviewed or approved by the Shared States Securities and Exchange Commission or by any regulatory authority charged with the administration of the securities laws of any state or foreign country.

d. Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, as amended.

e. Investor has been advised of and consents to the placement of a restrictive legend in the following form on the certificates representing the Shares:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.”

4.6 Investment Information. The Investor, in making the decision to purchase the Shares, has relied solely upon the Investor’s independent investigations and has had access to the Company’s SEC Reports. The Investor represents that the Investor has read this Agreement and the Company’s SEC Reports and the Investor is familiar with the disclosures herein and therein. In evaluating the suitability of an investment in the Company, the Investor has not relied upon any representations or other information (whether oral or written) other than as set forth in this Agreement, the Company’s SEC Reports or as contained in any written answers to questions furnished by the Company or by any Person on the Company’s behalf.

4.7 Sophistication of Investor. The Investor either (a) has a preexisting personal or business relationship with the Company or its controlling Persons, such as would enable a reasonably prudent investor to be aware of the character and general business and financial circumstances of the Company or its controlling Persons, or (b) by reason of the Investor’s business or financial experience, individually or in conjunction with the Investor’s unaffiliated professional advisors, the Investor is capable of evaluating the merits and risks of an investment in the Shares, making an informed investment decision and protecting the Investor’s own interests.

4.8 Securities Act Compliance. The Investor understands that:

a. The Shares have not been registered under the Securities Act by reason of one or more specific exemptions available under the provisions of the Securities Act which depends in part upon the investment intent and the representations and warranties of the Investor made in this Agreement.

b. In issuing the Shares to the Investor, the Company is relying upon these representations and warranties.

c. Any routine sales of the Shares in reliance upon Rule 144 under the Securities Act (if the provisions of such Rule should then be available as to the Shares) can be made only after the holding period specified in the Rule, in limited amounts, and in accordance with all the terms and conditions of that Rule.

d. In the case of Shares to which Rule 144 is not applicable, compliance with Regulation A under the Securities Act or some other exemption will be required.

e. Rule 144 is not now available for re-sales of the Shares by the Investor.

f. This Agreement does not impose any obligation on the Company to register the Shares or to comply with Regulation A or any other exemption under the Securities Act or to supply any information necessary to permit routine sales under Rule 144.

4.9 Continuing Effect. The Investor agrees that the representations and warranties set forth in this Article IV are true and accurate as of the date of this Agreement and shall be true and accurate as of the Closing Date, and shall survive the Closing.

ARTICLE V

CONDITIONS OF INVESTOR’S OBLIGATIONS AT CLOSING

The obligations of the Investor under Section 2.2 of this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions, the waiver of which shall only be effective against the Investor if the Investor consents in writing thereto:

5.1 Representations and Warranties. The representations and warranties of the Company contained in Article III shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for subsequent issuances of capital stock of the Company made upon the conversion or exchange of securities described in Section 3.6.

5.2 Performance. The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

5.3 Consents and Approvals. All authorizations, approvals, or permits, if any, of any Governmental Authority required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

5.4 Minimum Offering Amount. The Company shall have received and entered into binding subscription agreements, including this Agreement, obligating the investors party thereto to purchase, and the Company to issue and sell, at least $250,000 of Common Stock in the Offering.

ARTICLE VI

CONDITIONS OF THE COMPANY’S OBLIGATIONS AT CLOSING

The obligations of the Company under Section 2.2 of this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties of the Investor contained in Article IV shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

6.2 Performance. The Investor shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by the Investor on or before the Closing Date.

6.3 Consents and Approvals. All authorizations, approvals, or permits, if any, of any Governmental Authority required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

6.4 Minimum Offering Amount. The Company shall have received and entered into binding subscription agreements, including this Agreement, obligating the investors party thereto to purchase, and the Company to issue and sell, at least $250,000 of Common Stock in the Offering.

ARTICLE VII

REGISTRATION; COVENANTS OF THE COMPANY

7.1 Registration.

a. Subject to the conditions of this Section 7.1, the Company shall file a registration statement under the Securities Act covering the Registrable Shares as soon as reasonably practicable (a “Qualified Public Offering”) and shall effect by September 1, 2010 (the “Effective Date Deadline”) the registration under the Securities Act of all Registrable Shares. Upon request of the Holders, such registration shall provide for sale or distribution of such Registrable Shares on a delayed or continuous basis pursuant to Rule 415 under the Securities Act to the extent it is available.

b. In the event the Company fails to effect a registration of the Registrable Shares by the Effective Date Deadline, then (i) the Company shall use its best efforts to effect a registration as soon thereafter as practicable, (ii) each Investor shall receive an additional allocation of Registrable Shares equal to two percent (2%) of the total amount of Registrable Shares purchased by the Investor pursuant to this Agreement (the “Registration Penalty Allocation”), and (iii) for each thirty (30) day period after the Effective Date Deadline for which the Company continues to be unable to effect a registration pursuant to this Section 7.1, each Investor shall receive an additional Registration Penalty Allocation.

7.2 Piggyback Registration. The Company shall notify all Holders of Registrable Shares in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act), which notice will specify the proposed offering price, the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Shares held by such Holder on terms and conditions at least as favorable as those applicable to the securities to be sold by the Company and by any other person thereunder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Shares held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. If a Holder decides not to include some or all of its Registrable Shares in any registration statement thereafter filed by the Company or decides to withdraw its Registrable Shares from any underwriting or registration pursuant to Section 7.1, such Holder shall nevertheless continue to have the right to include any Registrable Shares in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein

a. Underwriting. If the registration statement under which the Company gives notice under this Section 7.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Shares. In such event, the right of any such Holder to be included in a registration pursuant to this Section 7.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Shares through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of securities to be underwritten and advises the Holders of Registrable Shares in writing, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Shares held by the Holders; and third, to any holder of securities of the Company (other than a Holder) on a pro rata basis. In making any such reduction, all shares held by employees of the Company which are not Registrable Shares shall first be excluded. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting or (ii) reduce the amount of Registrable Shares of the selling Holders included in the registration below thirty three and one-third percent (33 1/3%) of the total amount of securities included in such registration, unless such offering is the Initial Offering, in which event any or all of the Registrable Shares of the Holders may be excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners and members, retired partners and members and shareholders of such Holder, or the estates and family members of any such partners and members and retired partners and members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

b. Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 7.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 7.4 hereof.

7.3 Form S-3 Registration. If the Company shall receive from Holders of at least seventy five percent (75%) of the Registrable Shares then outstanding a written request or requests that the Company effect a registration on Form S-3 or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Shares owned by such Holder or Holders, the Company will:

a. promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

b. as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Shares as are specified in such request, together with all or such portion of the Registrable Shares of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 7.3:

(i) if Form S-3 is not available for such offering by the Holders, or

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Shares and such other securities (if any) at an aggregate price to the public of less than five hundred thousand dollars ($500,000), or

(iii) if the Company shall furnish to the Holders a certificate signed by the chairman of the Board of Directors of the Company or its chief executive officer stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 7.3; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

(iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 7.3.

c. Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Shares and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 7.3 shall not be counted as demands for registration or registrations effected pursuant to Section 7.1 or Section 7.2, respectively.

7.4 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 7.1, 7.2 or 7.3 herein shall be borne by the Company. All Selling Expenses applicable to Registrable Shares sold by Holders incurred in connection with any registrations hereunder shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered.

7.5 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

a. Prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective as soon as possible, and in any event within thirty (30) days of the date on which the obligation to effect such registration arises, and, upon the request of the Holders of a majority of the Registrable Shares registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days or, if a shelf registration pursuant to Securities Act Rule 415, until the Holder or Holders have completed the distribution related thereto.

b. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

c. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them.

d. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders.

e. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement, provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders greater than the obligations set forth in Sections 7.7(b) and (d).

f. Notify each Holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and correct such misrepresentation or omission as expeditiously as reasonably possible.

g. Use its best efforts to furnish, on the date that such Registrable Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) to the Holders requesting registration of Registrable Securities, a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

h. Cooperate and assist in any filings to be made with the National Association of Securities Dealers, Inc.

i. Cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed, or cause such Registrable Shares to be authorized for trading on the Nasdaq Stock Market if any similar securities issued by the Company are then so authorized, if requested by the Holders of a majority of such Registrable Securities.

j. Provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

k. In connection with an underwritten offering, to the extent requested by the managing underwriters or Holders, participate in and support customary efforts to sell the Registrable Shares in the offering; including without limitation, participating in “road shows.”

7.6 Delay of Registration; Furnishing Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 7.1, 7.2 or 7.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Shares held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

7.7 Indemnification. In the event any Registrable Shares are included in a registration statement under Section 7.1, 7.2 or 7.3:

a. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, stockholders, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, stockholder, member, officer, director, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

b. To the extent permitted by law, each Holder will, if Registrable Shares held by such Holder are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its stockholders, directors, officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, stockholders, members, officers and directors, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such stockholder, director, officer, controlling person, underwriter or other such Holder, or the partners, stockholders, members, officers and directors of such other Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or the partners, stockholders, members, officers and directors of such other Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 7.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 7.7 exceed the proceeds from the offering received by such Holder; provided further, that any payments will be repaid to each such Holder if the Company acted recklessly.

c. Promptly after receipt by an indemnified party under this Section 7.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if in the reasonable opinion of counsel representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if (and only to the extent) materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.7.

d. If the indemnification provided for in this Section 7.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

e. The obligations of the Company and Holders under this Section 7.7 shall survive completion of any offering of Registrable Shares in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

7.8 Assignment of Registration Rights. The rights to cause the Company to register Registrable Shares pursuant to this Article VII may be transferred or assigned by a Holder to a transferee or assignee of Registrable Shares which (a) is a subsidiary, parent, stockholder, general partner, limited partner, retired partner, member, retired member or Affiliate of a Holder, (b) is a Holder’s Immediate Family member or an estate or trust of or for the benefit of an individual Holder, or (c) acquires at least twenty percent (20%) of the Registrable Shares held by such Holder; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall become a party to this Agreement.

7.9 “Market Stand-Off” Agreement; Agreement to Furnish Information. Each Holder hereby agrees that such Holder shall, if requested by the underwriter of any underwritten public offering of the Company’s Common Stock, agree with such underwriter not to sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company (the “Restricted Period”) not to exceed ninety (90) days following the effective date of any registration statement of the Company filed under the Securities Act in connection with the Initial Offering; provided that such agreements shall not apply to Registrable Shares included in such registration statement or sales or similar transactions effected pursuant to a valid exemption from the registration requirements of the Securities Act. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information concerning such Holder as may be reasonably requested by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 7.9 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of the Restricted Period.

7.10 Information Regarding the Company. With a view to making available to the Investor the benefits of certain rules and regulations of the SEC which may permit the sale of the Shares to the public without registration, the Company agrees to:

a. Following the date upon which the Company registers the Common Stock with the Commission under Section 12 of the Exchange Act, the Company will file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

b. So long as Investor owns any Shares, furnish to Investor forthwith upon request: (i) a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act (at any time after it has become subject to such reporting requirements); (ii) a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents as the Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell the Shares without registration.

7.11 Restrictions on Transfer.

a. Each certificate representing Shares shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the legend contained in Section 4.5(e).

b. The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

c. Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Indemnification. The Investor agrees to indemnify and hold harmless the Company, its officers, managers, affiliates, counsel, agents and each other Person, if any, who controls or is controlled by it, within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon (a) any false representation or warranty or breach or failure by the Investor to comply with any covenant or agreement made by the Investor herein or in any other document furnished by the Investor to any of the foregoing in connection with this transaction, or (b) the disposition of any of the Shares contrary to the Investor’s declaration, representations and warranties in this Agreement.

8.2 Amendment. This Agreement may be amended, modified or supplemented at any time by the parties hereto only by an instrument in writing signed on behalf of each of the parties hereto. No agreement made through the use of electronic records or electronic signatures, as those terms are used in the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. Sec. 7001 et. seq., shall be enforceable or binding on either party hereto. Notwithstanding the previous sentence, facsimile signatures, telecopied signatures, or copies of signatures in PDF format sent by e-mail, will constitute a sufficient form of writing for purposes of this Section 8.2 and Section 8.3.

8.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.4 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

8.5 Governing Law. This Agreement, and any disputes arising hereunder or controversies related hereto, shall be governed by and construed in accordance with the internal laws of the State of New York except for the laws governing conflicts of law thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

8.6 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.

8.7 Entire Agreement; Waivers. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

8.8 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

8.9 Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or first class mail, postage prepaid, or express overnight courier service, to the address set forth on the signature page hereof.

[SIGNATURE PAGE FOLLOWS]

GEOSPATIAL HOLDINGS, INC.

SUBSCRIPTION AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the Company and the Investor have executed this Agreement as of March     , 2010.

COMPANY:

GEOSPATIAL HOLDINGS, INC.		Address of the Company:

By:	/s/ Mark A. Smith	229 Howes Run Road
Name:	Mark A. Smith	Sarver, PA 16055
Title:	Chief Executive Officer

INVESTOR:

NAME OF INVESTOR:	Address of Investor:

2000 IRREVOCABLE TRUST FOR IAN SMITH	1001 CARLISIE STREET
Print Name	NATRONA HEIGHTS, PA 15065

/s/ Lisa A. Smith
Signature

Trustee
Title (if Investor is not a natural person)

E-Mail Address: msmith@gooselakecapital.com

Fax Number: 724-353-3049

Number of Shares to be Purchased	Purchase Price
200,000	$200,000.00

Exhibit A to

Subscription Agreement

Wire Transfer Instructions:

Dollar Bank Pitts

2700 Liberty Avenue

Pittsburgh, PA 15222

Phone 412-261-8111

ABA No.: 243074385

Account No.: 2671774040

For account of:

Geospatial Holdings, Inc.

229 Howes Run Road

Sarver, PA 16055

Phone 412-724-353-3400

Exhibit B to

Subscription Agreement

Post-Offering Capitalization Table.

Please see attached.

GEOSPATIAL HOLDINGS, INC.

INSTRUCTIONS FOR RETURNING

COUNTERPART SIGNATURE PAGE

TO

SUBSCRIPTION AGREEMENT

Return completed and signed signature page by one of the following methods by no later than 5:00 p.m. Eastern time, on March 29, 2010:

1. By U.S. mail or overnight courier service to:

George Samuel III

Winston & Strawn LLP

200 Park Avenue

New York, NY 10166

2. By e-mail to: gsamuel@winston.com